Exhibit 99.1

iCAD REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

Eleventh Consecutive Quarter of Revenue Growth

Recurring Service Revenue Expands to 70% of Total Revenue in First Quarter

Reiterates 2015 Financial Guidance

NASHUA, N.H. (April 30, 2015) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three months ended March 31, 2015.

First Quarter Highlights:

•	Total revenue of $13.2 million, an increase of 55.2% year-over-year

•	Recurring service revenue of $9.3 million, an increase of 114.8% year-over-year

•	Therapy revenue of $8.4 million, an increase of 94.1% year-over-year

•	Gross margin of 70.8%, up from 69.6% in Q1 2014

•	Non-GAAP adjusted EBITDA of $2.5 million, or 19.2% of revenue, up from 5.2% in Q1 2014

“We are pleased with our first quarter’s performance as we delivered strong revenue growth and adjusted EBITDA margins,” said Ken Ferry, Chief Executive Officer. “On the top-line, our business continues to benefit from our transition to providing a full service, subscription-based offering to customers in our skin therapy market. As a result, recurring revenue increased to 70% of total revenue in the quarter as well as nearly 90% of the therapy business. Growth in our cancer detection business was driven by strong 2D mammography upgrade volume and strength in the MRI and breast density categories.”

Mr. Ferry continued, “During the quarter we also made excellent progress with several key initiatives, including a robust presence at several medical meetings and continued investments in building the clinical data supporting electronic brachytherapy. We balanced this with prudent expense management, which allowed us to deliver EBITDA margin at the high end of our guided annual range. Overall, we are on track with our growth plans and are reiterating our full year financial guidance for revenues in the range of $55 to $59 million and adjusted EBITDA margin of 16% to 20%.”

First Quarter 2015 Financial Results

Revenue: Total revenue for the first quarter of 2015 increased 55.2% to $13.2 million from $8.5 million as compared to the first quarter of 2014, reflecting a 6.0% decrease in product revenue and a 114.8% increase in service revenue. Service revenue for the first quarter of 2015 was approximately 70% of total revenues compared to approximately 51% of total revenues in the first quarter of 2014.

	Three months ended March 31,
	2015	2014	% Change
Product revenue	$3,958	$4,209	(6.0)%
Service revenue	9,262	4,311	114.8%

Total Revenue	$13,220	$8,520	55.2%

Total therapy revenue increased by 94.1% which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue increased 14.7% which includes film, digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Three months ended March 31,
	2015	2014	% Change
Detection revenue
Product revenue	$2,873	$2,064	39.2%
Service revenue	1,915	2,111	(9.3)%

Total Revenue	$4,788	$4,175	14.7%

Therapy revenue
Product revenue	$1,085	$2,145	(49.4)%
Service revenue	7,347	2,200	234.0%

Total Revenue	$8,432	$4,345	94.1%

Total Revenue	$13,220	$8,520	55.2%

Gross Profit: Gross profit for the first quarter of 2015 increased to $9.4 million, or 70.8% of revenue, from $5.9 million, or 69.6% of revenue, for the first quarter of 2014. The increase in gross margin was primarily due to the significantly higher contribution of service revenue in the quarter.

Operating Expenses: Total operating expenses for the first quarter of 2015 increased to $8.9 million from $6.4 million for the first quarter of 2014.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $2.5 million, or 19.2% of revenue, for the first quarter of 2015, compared with non-GAAP adjusted EBITDA of $447,000, or 5.2% of revenue, for the first quarter of 2014.

Net Loss: Net loss for the first quarter of 2015 was $1.9 million, or $0.12 per share, compared with a net loss of $190,000, or $0.02 per share, for the first quarter of 2014.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net income, as defined below, for the first quarter of 2015 was $259,000, or $0.02 per share, compared with a non-GAAP adjusted net loss of $1.3 million, or $0.12 per share, for the first quarter of 2014.

Cash and Cash Equivalents: As of March 31, 2015, the Company had cash and cash equivalents of $20.3 million, compared with $32.2 million as of December 31, 2014. On March 31, 2015, the Company used $11.3 million to repay and terminate its outstanding debt facility. The Company used $183,000 in cash from operating activities in the first quarter of 2015.

Financial Guidance

The Company is reiterating its fiscal year 2015 financial guidance. The Company expects 2015 revenue to be in the range of $55 million to $59 million, representing growth of 25% to 34% compared to 2014. The Company expects adjusted EBITDA margin in the 16% to 20% range.

Conference Call

iCAD management will host a conference call today beginning at 8:30 a.m. Eastern Time to discuss the financial results and provide a company update. The dial-in numbers are (855) 217-4501 for domestic callers and (716) 220-9431 for international callers. The conference ID is 29565714. A live webcast of the conference call will be available online at www.icadmed.com.

A replay of the webcast will remain on the Company’s website until the Company releases its second quarter 2015 financial results. In addition, a telephonic replay of the conference call will be available until May 7, 2015. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID is 29565714.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow / Courtney Dugan

646-536-7020 / 7024

iCAD@theruthgroup.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

-Tables to Follow -

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2015	2014
Revenue:
Products	$3,958	$4,209
Service and supplies	9,262	4,311

Total revenue	13,220	8,520
Cost of revenue:
Products	941	1,180
Service and supplies	2,278	1,075
Amortization and depreciation	639	331

Total cost of revenue	3,858	2,586

Gross profit	9,362	5,934

Operating expenses:
Engineering and product development	2,256	1,862
Marketing and sales	3,830	2,592
General and administrative	2,213	1,689
Amortization and depreciation	620	251

Total operating expenses	8,919	6,394

Income (loss) from operations	443	(460)

Loss from extinguishment of debt	(1,723)	—
Gain from change in fair value of warrant	—	1,136
Interest expense	(507)	(817)
Other income	9	4

Other expense, net	(2,221)	323
Loss before income tax expense	(1,778)	(137)
Tax expense	(79)	(53)

Net loss	$(1,857)	$(190)

Net loss per share:
Basic	$(0.12)	$(0.02)

Diluted	$(0.12)	$(0.02)

Weighted average number of shares used in computing loss per share:
Basic and diluted	15,605	11,429

Diluted	15,605	11,429

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$20,274	$32,220
Trade accounts receivable, net of allowance for doubtful accounts of $82 in 2015 and $203 in 2014	10,333	9,642
Inventory, net	2,712	2,214
Prepaid expenses and other current assets	599	540

Total current assets	33,918	44,616

Property and equipment, net of accumulated depreciation of $5,248 in 2015 and $4,861 in 2014	4,101	4,255
Other assets	94	132
Intangible assets, net of accumulated amortization of $15,510 in 2015 and $14,738 in 2014	16,725	17,504
Goodwill	27,379	27,263

Total assets	$82,217	$93,770

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,165	$2,151
Accrued and other expenses	4,464	5,554
Interest payable	—	180
Notes and lease payable - current portion	1,458	5,044
Deferred revenue	9,942	9,120

Total current liabilities	18,029	22,049

Deferred revenue, long-term portion	1,134	1,525
Other long-term liabilities	720	795
Capital lease - long-term portion	737	1,020
Notes payable - long-term portion	—	5,602

Total liabilities	20,620	30,991

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 20,000,000 shares; issued 15,844,320 in 2015 and 15,732,177 in 2014; outstanding 15,658,489 in 2015 and 15,546,346 in 2014	158	157
Additional paid-in capital	209,774	209,100
Accumulated deficit	(146,920)	(145,063)
Treasury stock at cost, 185,831 shares in 2015 and 2014	(1,415)	(1,415)

Total stockholders’ equity	61,597	62,779

Total liabilities and stockholders’ equity	$82,217	$93,770

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the three months ended March 31,
	2015	2014
	(in thousands)
Cash flow from operating activities:
Net loss	$(1,857)	(190)
Adjustments to reconcile net loss to net cash (used for) operating activities:
Amortization	774	373
Depreciation	485	209
Bad debt provision	32	14
Stock-based compensation expense	444	325
Amortization of debt discount and debt costs	300	183
Interest on settlement obligations	45	52
Deferred tax liability	118	—
Loss on extinguishment of debt	1,723	—
Gain from change in fair value of warrant	—	(1,136)
Loss on disposal of assets	87	—
Changes in operating assets and liabilities (net of the effect of the acquisition):
Accounts receivable	(723)	61
Inventory	(383)	(74)
Prepaid and other current assets	(112)	30
Accounts payable	15	(799)
Accrued expenses	(1,562)	(593)
Deferred revenue	431	(119)

Total adjustments	1,674	(1,474)

Net cash used for operating activities	(183)	(1,664)

Cash flow from investing activities:
Additions to patents, technology and other	4	(15)
Additions to property and equipment	(534)	(202)

Net cash used for investing activities	(530)	(217)

Cash flow from financing activities:
Issuance of common stock for cash, net	—	28,243
Stock option exercises	291	287
Taxes paid related to restricted stock issuance	(60)	(101)
Principal payments of capital lease obligations	(214)	(32)
Principal repayment of debt financing, net	(11,250)	—

Net cash (used for) provided by financing activities	(11,233)	28,397

Increase (decrease) in cash and equivalents	(11,946)	26,516
Cash and equivalents, beginning of period	32,220	11,880

Cash and equivalents, end of period	$20,274	$38,396

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
GAAP Net Loss	$(1,857)	$(190)
Interest Expense	507	817
Other income	(9)	(4)
Stock Compensation	444	325
Depreciation	485	209
Amortization	774	373
Tax expense	79	53
Severance	275	—
Loss on sale of assets	87	—
Loss from extinguishment of debt	1,723	—
Gain on warrant	—	(1,136)
Acquisition related	31	—

Non GAAP Adjusted EBITDA	$2,539	$447

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income (Loss)”

(Unaudited, in thousands, except loss per share)

	Three Months Ended March 31,
	2014	2013
GAAP Net Loss	$(1,857)	$(190)
Adjustments to net loss:
Severance	275	—
Loss on sale of assets	87	—
Loss from extinguishment of debt	1,723	—
Gain on warrant	—	(1,136)
Acquisition related	31	—

Non GAAP Adjusted Net Income (Loss)	$259	$(1,326)

Net income (loss) per share
GAAP Net loss per share	$(0.12)	$(0.02)
Adjustments to net income (loss) (as detailed above)	0.14	(0.10)

Non GAAP Adjusted Net Income (Loss) per share	$0.02	$(0.12)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for taxes, [acquisition-related expenses], total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, amortization of acquired intangibles, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Income (loss)” as the sum of GAAP net income (loss) before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non GAAP Adjusted EBITDA calculation.

•	Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Loss on sale of assets relates to the loss incurred on the disposal of assets. The Company excludes this non-cash charge as this item is not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations.

•	Loss on extinguishment of debt: relates to the extinguishment of a portion of the $15 million debt facility agreement. It is excluded as this is an expense that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Gain (loss) on warrant: The Company issued warrants in connection with the January 2012 financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred. The warrants were exercised in April 2014.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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